UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022 (June 3, 2022)

MSP Recovery, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39445	84-4117825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Le Jeune Road Floor 10 Coral Gables, Florida	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 614-2222

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.0001 per share	MSPR	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MSPRW	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $0.0001 per share	MSPRZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously disclosed, following the closing on May 23, 2022 (the “Closing”) of the business combination among MSP Recovery, Inc., a Delaware corporation, formerly known as Lionheart Acquisition Corporation II (the “Company”), the MSP Purchased Companies, the members of MSP, and John H. Ruiz, the Company’s redeemable warrants to purchase one share of its Class A common stock, par value $0.0001 (the “Class A Common Stock”) (the “Public Warrants”), began trading on the Nasdaq Global Market under the symbol “MSPRZ” and the exercise price of the Public Warrants decreased to $0.0001 per share of Class A Common Stock. Effective June 3, 2022, the Public Warrants became exercisable on a cashless basis pursuant to their terms. As of the Closing, an aggregate of 11,500,000 Public Warrants were outstanding. As of June 3, 2022, an aggregate of approximately 4,538,166 Public Warrants were exercised on a cashless basis for an aggregate of approximately 4,538,088 shares of Class A Common Stock.

More information regarding the Public Warrants is contained in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 27, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 6, 2022	MSP RECOVERY, INC.

	By:	/s/ Ricardo Rivera
	Name:	Ricardo Rivera
	Title:	Chief Financial Officer